UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 10, 2017, Hersha Hospitality Trust (the “Company”), together with certain subsidiaries, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with certain lenders, for whom Citibank, N.A., is acting as administrative agent, Wells Fargo Bank, N.A., is acting as syndication agent, and Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Bank of America, N.A., Compass Bank, PNC Bank, National Association and TD Bank are acting as joint lead arrangers (together with the lenders named therein, the “Lenders”). The Credit Agreement provides a $475,000,000 unsecured revolving and term loan credit facility by amending and restating the Company’s existing senior unsecured credit facility (the “Original Facility”).  The Company’s operating partnership, Hersha Hospitality Limited Partnership (the “Borrower”), is the borrower under the Credit Agreement with the Company as the parent guarantor. Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower may increase the original principal amount of the Credit Agreement up to the aggregate amount of $875,000,000. The maturity date of the initial revolving credit facility is August 10, 2021 and the maturity date of the term loan credit facility is August 10, 2022.  The Borrower has the right to extend the maturity date of the revolving credit facility for two additional six-month periods subject to satisfaction of certain conditions. Pursuant to the Credit Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Credit Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Credit Agreement.

 Subject also to financial covenants and other restrictions referenced below, availability under the Credit Agreement is based on the lesser of (i) the borrowing base value for borrowing base properties and (ii) the ratio of net operating income from borrowing base properties to annual debt service. Thirty-two properties are borrowing base properties as of the closing of the Credit Agreement: The Boxer, Boston, MA; Courtyard Brookline, Brookline, MA; NU Hotel, Brooklyn, NY; Holiday Inn Express Cambridge, Cambridge, MA; Residence Inn Coconut Grove, Miami, FL; Sheraton JFK, Jamaica, NY; Parrot Key Resort, Key West, FL; Winter Haven Hotel, Miami Beach, FL; Blue Moon Hotel, Miami Beach, FL; Hampton Inn Pearl Street, New York, NY; Hampton Inn Philadelphia, Philadelphia, PA; The Rittenhouse, Philadelphia, PA; Courtyard San Diego, San Diego, CA; Hampton Inn Washington DC, Washington, DC; Sheraton Wilmington South, Wilmington, DE; Courtyard Miami, Miami, FL; Ritz Carlton Georgetown, Washington, DC; Hilton Garden Inn M Street, Washington, DC; TownePlace Suites Sunnyvale, Sunnyvale, CA; Residence Inn Tysons Corner, Vienna, VA; Hampton Inn Manhattan-Seaport Financial District, New York, NY; Hilton Garden Inn JFK, New York, NY; Holiday Inn Express Chester, Chester, NY; Duane Street Hotel, New York, NY; Hyatt House Gaithersburg, Gaithersburg, MD; Hyatt House White Plains, White Plains, NY; Holiday Inn Express 29th Street, New York, NY; Envoy Hotel, Boston, MA; Ambrose Hotel, Santa Monica, CA; Mystic Marriott, Groton, CT; Pan Pacific Hotel, Seattle, WA; and The Westin, Philadelphia, PA.

 The Credit Agreement provides for revolving credit loans to the Company in an initial principal amount of up to $250,000,000 and term loans in a principal amount of $225,000,000.  The term loan was funded as a single draw of $225,000,000 on the closing date, with the large majority of the proceeds used to repay the $210,520,000 balance on the existing senior unsecured term loan under the Original Facility. All borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the option of the Company, either (i) the greatest of (a) the rate of interest announced publicly by Citibank, N.A., as its base rate, (b) 0.50% above the Federal Funds Rate and (c) the one-month Eurodollar Rate plus 1.00%, or (ii) the Eurodollar Rate, in each case plus a margin that fluctuates based upon the Company’s leverage ratio. The Credit Agreement also permits the issuance of letters of credit and provides for swingline loans. Letters of credit will bear interest at a rate equal to the Eurodollar Rate plus a margin that fluctuates based upon the Company’s leverage ratio.  The interest rate for the revolving credit facility is based on a pricing grid with a range of 150 to 225 basis points over LIBOR, based on the Company’s leverage ratio, whereas the pricing for the term loan is LIBOR plus 145 to 220 basis points also based on the Company’s leverage ratio.

 The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including maximum leverage ratio, maximum secured debt leverage ratio, minimum fixed charge coverage ratio, maximum dividend payout ratio and minimum tangible net worth financial covenants, borrowing base financial covenants, limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them.

 Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.

 Capitalized terms used in this Item 1.01 and not otherwise defined have the meanings ascribed to them in the Credit Agreement.  A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1

Second Amended and Restated Credit Agreement, dated as of August 10, 2017, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as the parent REIT and a guarantor, certain direct or indirect subsidiaries of the borrower, as guarantors, Citibank, N.A., as administrative agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: August 14, 2017	By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Second Amended and Restated Credit Agreement, dated as of August 10, 2017, among Hersha Hospitality Limited Partnership, as borrower, Hersha Hospitality Trust, as the parent REIT and a guarantor, certain direct or indirect subsidiaries of the borrower, as guarantors, Citibank, N.A., as administrative agent, and the other lenders party thereto.